Exhibit 99.1

NEW WORLD PASTA COMPANY

85 Shannon Road

Harrisburg, PA 17112

CONTACT:	Cary A. Metz
(717) 526-2200

NEW WORLD PASTA NAMES NEW CHIEF EXECUTIVE OFFICER

HARRISBURG, PA – May 5, 2003 — New World Pasta Company, a leading marketer and supplier of dry pasta, today announced the appointment of Wynn A. Willard as Chief Executive Officer of the Company. Mr. Willard’s most recent position was Senior Vice President and Chief Marketing Officer at Hershey Foods Corporation. Prior to that he was at Nabisco Holdings Corporation where he served in a variety of roles, including President of Planters Company and President and Chief Executive Officer of Nabisco Ltd., Canada. Mr. Willard brings with him more than 20 years of experience in the food and consumer packaged goods industries.

Paul S. Levy, founder of JLL Partners Inc., New World Pasta’s owner, said, “We are delighted that Wynn has decided to join New World Pasta. His demonstrated achievements in brand building and operational discipline at companies such as Hershey, Nabisco and Cadbury will bring a new level of focus to New World Pasta’s strategy and provides us with a framework for successful growth.”

“I am looking forward to the challenges of leading New World Pasta to success,” commented Wynn Willard. “Our leading market shares and catalog of well-known brands like Ronzoni, San Giorgio, Creamette, Catelli and Healthy Harvest offer us valuable opportunities for growth. I believe there is an enormous opportunity to improve the Company’s manufacturing and distribution network, with the resulting savings applied to further increase New World Pasta’s leading share positions and grow the pasta category.”

While at Nabisco, Mr. Willard is credited for reinvigorating the Planters business and expanding distribution, which resulted in significant, double-digit sales growth and a major increase in profitability over a three-year period. Mr. Willard was also President and Chief Executive Officer of Nabisco Ltd., Canada, where he had full responsibility for Nabisco’s Canadian operations. The fully integrated and autonomous business unit manufactured and marketed a broad product line that included cookies and crackers, fruits, vegetables and beverages, and the #2 dry pasta brand in Canada. Mr. Willard’s responsibility included oversight for all product lines, over 3,000 employees and multiple manufacturing facilities. In addition to increasing revenue growth, Mr. Willard also led initiatives to reduce the Canadian operations’ manufacturing cost per pound, improve fill rates and increase capacity utilization, all of which resulted in sizable production savings. Mr. Willard also worked in numerous brand management positions at Cadbury Beverages, Inc. and The Procter & Gamble Company earlier in his career.

Mr. Willard received his Bachelor of Science degree from Lehigh University and his Masters of Management degree from Northwestern University’s Kellogg School. He and his family reside in the Harrisburg area.

About New World Pasta

New World Pasta is a leading marketer and supplier of dry pasta in the United States and Canada, with manufacturing operations in the United States, Canada and Italy. Headquartered in Harrisburg, Pennsylvania, New World Pasta has over 1,100 employees worldwide.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENTS THE COMPANY’S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE COMPANY’S THIRD QUARTER FINANCIAL STATEMENTS, WHICH COULD UNCOVER ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, IF NECESSARY, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.